UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
CNB Financial Corp.
(Exact name of registrant as specified in its charter)

Massachusetts	0-51685	20-3801620

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
33 Waldo Street, PO Box 830, Worcester, MA 01613-0830
(Address of principal executive offices) (Zip Code)
(508) 752-4800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
     On April 29, 2009, CNB Financial Corp. (“CNB Financial”), the parent company of Commonwealth National Bank, and Berkshire Hills Bancorp, Inc. (“Berkshire Hills Bancorp”), the parent company of Berkshire Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CNB Financial will merge with and into Berkshire Hills Bancorp. Concurrent with the merger, it is expected that Commonwealth National Bank will merge with and into Berkshire Bank.
     Under the terms of the Merger Agreement, each outstanding share of CNB Financial common stock will be converted into the right to receive 0.3696 shares of Berkshire Hills Bancorp common stock. Berkshire Hills Bancorp expects to issue approximately 843,874 shares of Berkshire Hills Bancorp common stock, not including any shares issued as a result of the exercise of CNB Financial stock options which will be exchanged for Berkshire Hills Bancorp stock options.
     The senior management of Berkshire Hills will remain the same following the merger. At the closing of the merger, Berkshire Hills Bancorp and Berkshire Bank will each expand the size of its board by one member and appoint one member of the CNB Financial board of directors to its board.
     The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of Berkshire Hills Bancorp and CNB Financial. The merger is currently expected to be completed late in the third quarter of 2009.
     Each of the directors of CNB Financial have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders meeting to be held to vote on the proposed transaction. If the merger is not consummated under certain circumstances, CNB Financial has agreed to pay Berkshire Hills Bancorp a termination fee of $970,000.
     The Merger Agreement also contains usual and customary representations and warranties that Berkshire Hills Bancorp and CNB Financial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Berkshire Hills Bancorp and CNB Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Berkshire Hills Bancorp and CNB Financial rather than establishing matters as facts.
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

     Berkshire Hills Bancorp will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. CNB Financial shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Berkshire Hills Bancorp and CNB Financial and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to CNB Financial shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, Massachusetts 01201, or to CNB Financial Corp., 33 Waldo Street, Worcester, MA 01608. Copies of other documents filed by Berkshire Hills Bancorp and CNB Financial with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to Berkshire Hills Bancorp at the address provided above.
     CNB Financial and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CNB Financial’s shareholders in connection with the proposed transaction is set forth in CNB Financial’s proxy statement filed with the SEC in connection with CNB Financial’s annual meeting of shareholders held on May 21, 2009. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.
     A copy of the press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
d.	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 29, 2009, by and between Berkshire Hills Bancorp, Inc. and CNB Financial Corp. Certain exhibits have been omitted from the Agreement as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted exhibit upon request from the SEC.

99.1	Press release dated April 29, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CNB Financial Corp.
Date: April 29, 2009	By:	/s/ Charles R. Valade
Charles R. Valade
President and Chief Executive Officer

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